                                                                      Exhibit 21


                           SUBSIDIARIES OF THE COMPANY

                             Northwest Savings Bank

                             Jamestown Savings Bank

                     SUBSIDIARIES OF NORTHWEST SAVINGS BANK


Northwest Financial Services, Inc., a Pennsylvania corporation

Great Northwest Corporation, a Pennsylvania corporation

Northwest Consumer Discount Company, Inc., a Pennsylvania corporation which operates under this name in five locations in Western and Central Pennsylvania and also operates:

          d/b/a Northwest Finance Company in Jamestown, NY, a New York
          Corporation

          d/b/a Butler Consumer Discount Company in eight locations in Southwestern PA

          d/b/a Uniontown Financial Services in Uniontown, PA

          d/b/a Erie Consumer Discount in three locations in Erie, PA

          d/b/a Franklin Consumer Discount in Franklin, PA

          d/b/a Corry Consumer Discount in Corry, PA

          d/b/a Community Consumer Discount in Warren, PA

         d/b/a Thrift Financial Services in Indiana, PA

          d/b/a Clearfield Consumer Discount in Clearfield, PA

          d/b/a Titusville Consumer Discount in Titusville, PA

          d/b/a Lewistown Consumer Discount in Lewistown, PA

          d/b/a Jeannette Financial Services in Jeannette, PA

          d/b/a Zelie Consumer Discount in Zelienople, PA

          d/b/a Johnstown Consumer Discount in Johnstown, PA

          d/b/a Washington Consumer Discount in Washington, PA

          d/b/a St. Mary's Consumer Discount in St. Marys, PA

          d/b/a Brookville Financial Services in Brookville, PA

          d/b/a Dubois Financial Services in Dubois, PA

          d/b/a Hazleton Financial Services in Hazleton, PA

          d/b/a State College Financial Services in State College, PA

          d/b/a Pottsville Financial Services in Pottsville, PA

          d/b/a Williamsport Financial Services in Williamsport, PA

          d/b/a Altoona Financial Services in Altoona, PA

          d/b/a Punxsutawney Financial Services in Punxsutawney, PA

          d/b/a Huntingdon Financial Services in Huntingdon, PA

          d/b/a Belle Vernon Financial Services in Belle Vernon, PA

          d/b/a Latrobe Financial Services in Latrobe, PA

          d/b/a Reading Financial Services in Sinking Spring, PA

          d/b/a Bloomsburg Financial Services in Bloomsburg, PA

          d/b/a Sunbury Financial Services in Sunbury, PA

          d/b/a Mercer Financial Services in Mercer, PA

Northwest Capital Group Inc., a Pennsylvania corporation

Rid-Fed Inc., a Pennsylvania corporation

Allegheny Services, Inc., a Delaware corporation